Exhibit 99.1

Silicon Valley Bank Doubles CareCloud’s Credit Facility

SOMERSET, N.J., September 22, 2021 ‒ (Globe Newswire) ‒ CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leader in cloud-based healthcare technology and revenue cycle solutions, today announced that Silicon Valley Bank (NASDAQ: SIVB), the bank of the world’s most innovative companies and their investors, has increased its secured line of credit, which is currently untapped, to $20 million to support future growth. The term of the line of credit was also extended by two years, to October 13, 2023.

“We have had the pleasure of working with the CareCloud team since 2017 and have witnessed their tremendous growth over the years,” said Tom Gordon, Managing Director of Life Science and Healthcare at Silicon Valley Bank. “We have confidence in the CareCloud business strategy and look forward to supporting their continued growth.”

“Our strong, virtually debt-free, balance sheet enabled us to grow our revenues at a 44% compound annual growth rate and our adjusted EBITDA by 79% since 2017, without diluting our common shareholders,” said Bill Korn, Chief Financial Officer of CareCloud. “Today’s increase in our credit line further positions us to continue to close strategic transactions on favorable terms as we lead the consolidation in our market sector. We appreciate Silicon Valley Bank’s partnership and belief in our business model.”

CareCloud’s revolving line of credit from Silicon Valley Bank provides up to $20 million of capital to be used for growth and general corporate purposes

About Silicon Valley Bank

For 35 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, telehealth and patient experience management (PXM) at www.carecloud.com.

For additional information, please visit our website at www.carecloud.com.

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SOURCE CareCloud

Forward Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud

bkorn@carecloud.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200